Exhibit 1.1

Execution Version

UNDERWRITING AGREEMENT

$2,000,000,000

MEDTRONIC GLOBAL HOLDINGS S.C.A.

4.250% Senior Notes due 2028

4.500% Senior Notes due 2033

Underwriting Agreement

March 23, 2023

Barclays Capital Inc.

J.P. Morgan Securities LLC

Mizuho Securities USA LLC

c/o Barclays Capital Inc.

745 Seventh Avenue

New York, New York 10019

c/o J.P. Morgan Securities LLC

383 Madison Avenue

New York, New York 10179

c/o Mizuho Securities USA LLC

1271 Avenue of the Americas

New York, New York 10020

Ladies and Gentlemen:

Medtronic Global Holdings S.C.A., a corporate partnership limited by shares (société en commandite par actions), incorporated and existing under the laws of the Grand Duchy of Luxembourg, having its registered office at Espace Monterey, 40, Avenue Monterey, Ground Floor, L 2163 Luxembourg, Grand Duchy of Luxembourg, registered with the Luxembourg Register of Commerce and Companies (Registre de commerce et des sociétés, Luxembourg) (the “RCS”) under number B 191.129 (the “Company”) acting through its general partner, Medtronic Global Holdings GP S.à r.l., a private limited liability company (société à responsabilité limitée) incorporated and existing under the laws of the Grand Duchy of Luxembourg, having its registered office at 40, Avenue Monterey, L 2163 Luxembourg, Grand Duchy of Luxembourg and

registered with the RCS under number B 191.031, proposes to issue and sell to the several Underwriters listed in Schedule I hereto (the “Underwriters”), for whom Barclays Capital Inc., J.P. Morgan Securities LLC and Mizuho Securities USA LLC are acting as representatives (the “Representatives”), $1,000,000,000 principal amount of its 4.250% Senior Notes due 2028 (the “2028 Notes”) and $1,000,000,000 principal amount of its 4.500% Senior Notes due 2033 (the “2033 Notes” and together with the 2028 Notes, the “Securities”). The Securities will be issued pursuant to the Indenture dated as of March 28, 2017 (the “Base Indenture”) among the Company, Medtronic Public Limited Company, a company incorporated under the laws of Ireland (“Parent”), Medtronic, Inc., a Minnesota corporation (“Medtronic, Inc.”), and Computershare Trust Company, N.A. (as successor to Wells Fargo Bank, National Association), as trustee (the “Trustee”), as supplemented by a supplemental indenture to be dated the Closing Date (as defined below) (the “Seventh Supplemental Indenture” and, together with the Base Indenture, the “Indenture”) among the Company, Parent, Medtronic, Inc. and the Trustee. Each of Parent and Medtronic, Inc. (together, the “Guarantors”), will fully and unconditionally guarantee the Securities on a senior unsecured basis (the “Guarantees”).

The Company and the Guarantors hereby confirm their agreement with the several Underwriters concerning the purchase and sale of the Securities, as follows:

1. Registration Statement. The Company and the Guarantors have prepared and filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Securities Act”), a registration statement on Form S-3 (File No. 333-270272), including a prospectus (the “Base Prospectus”), relating to debt securities to be issued from time to time by the Company. The Company and the Guarantors have also filed, or propose to file, with the Commission pursuant to Rule 424 under the Securities Act a prospectus supplement specifically relating to the Securities (the “Prospectus Supplement”). The registration statement, as amended at the time it becomes effective, including the information, if any, deemed pursuant to Rule 430A, 430B or 430C under the Securities Act to be part of the registration statement at the time of its effectiveness (“Rule 430 Information”), is referred to herein as the “Registration Statement”; and as used herein, the term “Prospectus” means the Base Prospectus as supplemented by the Prospectus Supplement specifically relating to the Securities in the form first used (or made available upon request of purchasers pursuant to Rule 173 under the Securities Act) in connection with confirmation of sales of the Securities and the term “Preliminary Prospectus” means the preliminary Prospectus Supplement specifically relating to the Securities together with the Base Prospectus. Any reference in this underwriting agreement (the “Agreement”) to the Registration Statement, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act, as of the effective date of the Registration Statement or the date of such Preliminary Prospectus or the Prospectus, as the case may be and any reference to “amend,” “amendment” or “supplement” with respect to the Registration Statement, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any documents filed after such date under the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Exchange Act”) that are deemed to be incorporated by reference therein. Capitalized terms used but not defined herein shall have the meanings given to such terms in the Registration Statement and the Prospectus.

At or prior to the time when sales of the Securities were first made (the “Time of Sale”), the Company has prepared certain information which information is identified in Annex A of this Agreement (collectively, the “Time of Sale Information”).

2. Purchase and Sale of the Securities. (a) The Company agrees to issue and sell the Securities to the several Underwriters as provided in this Agreement, and each Underwriter, on the basis of the representations, warranties and agreements set forth herein and subject to the conditions set forth herein, agrees, severally and not jointly, to purchase from the Company the respective principal amount of Securities set forth opposite such Underwriter’s name in Schedule I hereto at a price equal to: (i) 99.343% of the principal amount of 2028 Notes and (ii) 98.930% of the principal amount of 2033 Notes, plus accrued interest, if any, from March 30, 2023 to the Closing Date. The Company will not be obligated to deliver any of the Securities except upon payment for all the Securities to be purchased as provided herein.

(b) The Company understands that the Underwriters intend to make a public offering of the Securities as soon after the effectiveness of this Agreement as in the judgment of the Representatives is advisable, and initially to offer the Securities on the terms set forth in the Prospectus. The Company acknowledges and agrees that the Underwriters may offer and sell Securities to or through any affiliate of an Underwriter and that any such affiliate may offer and sell Securities purchased by it to or through any Underwriter.

(c) Payment for and delivery of the Securities will be made at the offices of Davis Polk & Wardwell LLP, 450 Lexington Avenue, New York, New York 10017 at 10:00 A.M., New York City time, on March 30, 2023, or at such other time or place on the same or such other date, not later than the fifth business day thereafter, as the Representatives and the Company may agree upon in writing. The time and date of such payment and delivery is referred to herein as the “Closing Date.”

(d) Payment for the Securities shall be made by wire transfer in immediately available funds to the account(s) specified by the Company to the Representatives against delivery of the Securities in book-entry form registered in the name of Cede & Co., as nominee of The Depository Trust Company (“DTC”), for the account of the Underwriters, of one or more global notes representing the Securities (collectively, the “Global Note”), with any transfer taxes payable in connection with the sale of the Securities duly paid by the Company. The Global Note will be made available for inspection by the Representatives not later than 1:00 P.M., New York City time, on the business day prior to the Closing Date.

(e) The Company and the Guarantors acknowledge and agree that the Underwriters are acting solely in the capacity of an arm’s length contractual counterparty to the Company and the Guarantors with respect to the offering of Securities contemplated hereby (including in connection with determining the terms of the offering) and not as a financial advisor or a fiduciary to, or an agent of, the Company, the Guarantors or any other person. Additionally, neither the Representatives nor any other Underwriter is advising the Company, the Guarantors or any other person as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction. The Company and the Guarantors shall consult with their own advisors concerning such matters and shall be responsible for making their own independent investigation and appraisal of the transactions contemplated hereby, and the Underwriters shall have no responsibility or liability to the Company or the Guarantors with respect thereto. Any review by the Underwriters of the Company, the Guarantors, the transactions contemplated hereby or other matters relating to such transactions will be performed solely for the benefit of the Underwriters and shall not be on behalf of the Company or the Guarantors or any other person.

3. Representations and Warranties of the Company and the Guarantors. The Company and each of the Guarantors, jointly and severally, represent and warrant to each Underwriter that:

(a) Preliminary Prospectus. No order preventing or suspending the use of any Preliminary Prospectus has been issued by the Commission, and each Preliminary Prospectus, at the time of filing thereof, complied in all material respects with the Securities Act and did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company and each of the Guarantors makes no representation or warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company and the Guarantors in writing by such Underwriter through the Representatives expressly for use in any Preliminary Prospectus.

(b) Time of Sale Information. The Time of Sale Information, at the Time of Sale did not, and at the Closing Date will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that none of the Company nor any Guarantor makes any representation or warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company and the Guarantors in writing by such Underwriter through the Representatives expressly for use in such Time of Sale Information. No statement of material fact included in the Prospectus has been omitted from the Time of Sale Information and no statement of material fact included in the Time of Sale Information that is required to be included in the Prospectus has been omitted therefrom.

(c) Issuer Free Writing Prospectus. The Company and the Guarantors (including their agents and representatives, other than the Underwriters in their capacity as such) have not prepared, made, used, authorized, approved or referred to and will not prepare, make, use, authorize, approve or refer to any “written communication” (as defined in Rule 405 under the Securities Act) that constitutes an offer to sell or solicitation of an offer to buy the Securities (each such communication by the Company, the Guarantors or their agents and representatives (other than a communication referred to in clauses (i), (ii), (iii) and (iv) below) an “Issuer Free Writing Prospectus”) other than (i) any document not constituting a prospectus pursuant to Section 2(a)(10)(a) of the Securities Act or Rule 134 under the Securities Act, (ii) the Registration Statement, (iii) the Preliminary Prospectus, (iv) the Prospectus, (v) the documents listed on Annex A hereto as constituting the Time of Sale Information and (vi) any electronic road show or any other written communications, in each case approved in writing in advance by the Representatives. Each such Issuer Free Writing Prospectus complied in all material respects with the Securities Act, has been or will be (within the time period specified in Rule 433) filed in accordance with the Securities Act (to the extent required thereby) and, when taken together with the Preliminary Prospectus accompanying, or delivered prior to delivery of, such Issuer Free Writing Prospectus, at the Time of Sale, did not, and as of the Closing Date will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company and the Guarantors make no representation or warranty with respect to any statements or omissions made in each such Issuer Free Writing Prospectus in reliance upon and in conformity with information relating to any Underwriter furnished to the Company and the Guarantors in writing by such Underwriter through the Representatives expressly for use in any Issuer Free Writing Prospectus.

(d) Registration Statement and Prospectus. The Registration Statement is an “automatic shelf registration statement” as defined under Rule 405 of the Securities Act that has been filed with the Commission not earlier than three years prior to the date hereof; and no notice of objection of the Commission to the use of such registration statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Securities Act has been received by the Company or any Guarantor. No order suspending the effectiveness of the Registration Statement has been issued by the Commission and no proceeding for that purpose or pursuant to Section 8A of the Securities Act against the Company or any Guarantor or related to the offering has been initiated or threatened by the Commission; as of the applicable effective date of the Registration Statement and any amendment thereto, the Registration Statement complied and will comply in all material respects with the Securities Act and the Trust Indenture Act of 1939, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Trust Indenture Act”), and did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading; and as of the date of the Prospectus and any amendment or supplement thereto and as of the Closing Date, the Prospectus will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company and the Guarantors make no representation or warranty with respect to (i) that part of the Registration Statement that constitutes the Statement of Eligibility and Qualification (Form T-1) of the Trustee under the Trust Indenture Act or (ii) any statements or omissions made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company and the Guarantors in writing by such Underwriter through the Representatives expressly for use in the Registration Statement and the Prospectus and any amendment or supplement thereto.

(e) Incorporated Documents. The documents incorporated by reference in the Registration Statement, the Prospectus and the Time of Sale Information, when they became effective or were filed with the Commission, as the case may be, conformed in all material respects to the requirements of the Exchange Act, and none of such documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and during the Prospectus Delivery Period (as defined in Section 4(b)) any further documents so filed and incorporated by reference in the Registration Statement, the Prospectus or the Time of Sale Information, when such documents become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable, and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(f) Financial Statements. The consolidated historical financial statements and schedules of Parent and its consolidated subsidiaries included or incorporated by reference in the Registration Statement, the Time of Sale Information and the Prospectus present fairly in all material respects the financial condition, results of operations and cash flows of Parent as of the dates and for the periods indicated, comply as to form with the applicable accounting requirements of Regulation S-X and have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods involved (except as otherwise noted therein). The interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(g) No Material Adverse Change. Since the date of the most recent financial statements of Parent included or incorporated by reference in the Registration Statement, the Time of Sale Information and the Prospectus, (i) except for regular quarterly dividends payable on the ordinary shares, par value $0.0001 per share, of Parent in amounts per share that are consistent with past practice, there has not been any material change in the capital stock or long-term debt of Parent or any of its subsidiaries, or any dividend or distribution of any kind declared, set aside for payment, paid or made by Parent on any class of capital stock, or any material adverse change, or any development that would reasonably be expected to result in a material adverse change, in or affecting the business, properties, management, financial position or results of operations of Parent and its subsidiaries taken as a whole; (ii) neither Parent nor any of its subsidiaries has entered into any transaction or agreement that is material to Parent and its subsidiaries taken as a whole or incurred any liability or obligation, direct or contingent, that is material to Parent and its subsidiaries taken as a whole; and (iii) Parent and its subsidiaries, taken as a whole, have not sustained any material loss or interference with their business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor disturbance or dispute or any action, order or decree of any court or arbitrator or governmental or regulatory authority, except as otherwise disclosed in the Registration Statement, the Time of Sale Information and the Prospectus.

(h) Organization and Good Standing. Parent, the Company and Medtronic, Inc. have each been duly organized and are validly existing as entities in good standing under the laws of Ireland, Luxembourg and Minnesota, respectively, with corporate power and authority to own their properties and conduct their business as described in the Registration Statement, the Time of Sale Information and the Prospectus, and have been duly qualified as a foreign corporation for the transaction of business and are in good standing under the laws of each other jurisdiction in which they own or lease properties or conduct any business so as to require such qualification, except where the failure to be so qualified in any such jurisdiction would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the business, properties, management, financial position or results of operations of Parent and its subsidiaries, taken as a whole (a “Material Adverse Effect”); and each of Parent’s subsidiaries that constitutes a “significant subsidiary” (as such term is defined in Rule 1-02 of Regulation S-X) (collectively, the “Significant Subsidiaries”) has been duly organized and is validly existing in good standing under the laws of its jurisdiction of organization except where the failure to be so organized, qualified or in good standing would not, individually or in the aggregate, have a Material Adverse Effect.

(i) Capitalization. All the outstanding shares of capital stock of each Significant Subsidiary have been duly authorized and validly issued and are fully paid and nonassessable, and, except as otherwise set forth in the Registration Statement, the Time of Sale Information and the Prospectus, all outstanding shares of capital stock of each Significant Subsidiary are owned by Parent either directly or through wholly-owned subsidiaries free and clear of any security interest, claim, lien or encumbrance.

(j) Underwriting Agreement. This Agreement has been duly authorized, executed and delivered by the Company and each of the Guarantors.

(k) The Indenture. The Base Indenture has been duly authorized, executed and delivered by the Company and each of the Guarantors. The Seventh Supplemental Indenture has been duly authorized by the Company and each of the Guarantors. On the Closing Date, the Seventh Supplemental Indenture will be duly executed and delivered by the Company and each of the Guarantors and, when duly executed and delivered in accordance with its terms by each of the other parties thereto, will constitute valid and legally binding agreements of the Company and each of the Guarantors enforceable against the Company and each of the Guarantors in accordance with their terms, except as enforceability may be limited by applicable mandatory law provisions or bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or similar laws relating to or affecting the enforcement of creditors’ rights generally or by equitable principles relating to enforceability (collectively, the “Enforceability Exceptions”); and on the Closing Date, the Indenture will conform in all material respects to the requirements of the Trust Indenture Act and the rules and regulations of the Commission applicable to an indenture that is qualified thereunder.

(l) The Securities and the Guarantees. The Securities have been duly authorized by the Company and, when duly executed, authenticated, issued and delivered as provided in the Indenture and paid for as provided herein, will be duly and validly issued and outstanding and will constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms, subject to the Enforceability Exceptions, and will be entitled to the benefits of the Indenture; and the Guarantees have been duly authorized by each of the Guarantors and, when the Securities have been duly executed, authenticated, issued and delivered as provided in the Indenture and paid for as provided herein, will constitute valid and legally binding obligations of each of the Guarantors, enforceable against each of the Guarantors in accordance with their terms, subject to the Enforceability Exceptions, and will be entitled to the benefits of the Indenture.

(m) Descriptions of the Transaction Documents. Each of this Agreement, the Securities and the Indenture (including each Guarantee set forth therein) (collectively, the “Transaction Documents”) conforms in all material respects to the description thereof contained in the Registration Statement, the Time of Sale Information and the Prospectus.

(n) No Violation or Default. None of Parent, the Company or any of the Significant Subsidiaries is in violation or default of (i) any provision of its certificate of incorporation, articles of association, articles of incorporation, bylaws or similar governing or organizational documents (the “Governing Documents”); (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which it is a party or bound or to which its property is subject; or (iii) any statute, law, rule, regulation, judgment, order or decree applicable to Parent, the Company or any of the Significant Subsidiaries of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over Parent, the Company or such Significant Subsidiary or any of its properties, as applicable, except, in the case of clauses (ii) and (iii), where such violation or default would not, individually or in the aggregate, have a Material Adverse Effect.

(o) No Conflicts. None of the execution and delivery of any of the Transaction Documents by the Company and each of the Guarantors, the issuance and sale of the Securities or the Guarantees or the consummation by the Company and the Guarantors of any other transaction contemplated by the Transaction Documents will result in a breach or violation of or imposition of any lien, charge or encumbrance upon any property or assets of Parent, the Company or any of the Significant Subsidiaries pursuant to (i) the Governing Documents of Parent, the Company or any of the Significant Subsidiaries; (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which Parent or any of its subsidiaries is a party or bound or to which its or their property is subject; or (iii) any statute, law, rule, regulation, judgment, order or decree of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over Parent or any of its subsidiaries or any of its or their properties; except, in the case of clauses (ii) and (iii), where such violation, breach, conflict or lien would not, individually or in the aggregate, have a Material Adverse Effect.

(p) No Consents Required. No consent, approval, authorization, order, registration or qualification of or with any court or arbitrator or governmental or regulatory authority is required for the execution, delivery and performance by the Company and each of the Guarantors of each of the Transaction Documents, the issuance and sale of the Securities (and the Guarantees) and compliance by the Company and each of the Guarantors with the terms thereof and the consummation of the transactions contemplated by the Transaction Documents, except for the (i) registration of the Securities under the Securities Act, (ii) the qualification of the Indenture under the Trust Indenture Act or (iii) such consents, approvals, authorizations, orders and registrations or qualifications as may be required under applicable state securities laws in connection with the purchase and distribution of the Securities by the Underwriters.

(q) Legal Proceedings. Except as disclosed in the Registration Statement, the Time of Sale Information and the Prospectus, no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving Parent, the Company or any of the Significant Subsidiaries or its or their property is pending or, to the best knowledge of Parent, threatened that (i) could reasonably be expected to have a material adverse effect on the performance of any of the Transaction Documents, or the consummation of any of the transactions contemplated hereby or thereby or (ii) could reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

(r) Independent Accountants. PricewaterhouseCoopers LLP, who have audited certain financial statements of Parent and its subsidiaries, are, to the knowledge of Parent, an independent registered public accounting firm with respect to Parent and its subsidiaries within the applicable rules and regulations adopted by the Commission and the Public Company Accounting Oversight Board (United States) and as required by the Securities Act.

(s) Title to Intellectual Property. Except as would not, individually or in the aggregate, have a Material Adverse Effect, Parent, the Company and the Significant Subsidiaries own, possess, license or have other rights to use on reasonable terms, all patents, trademarks and service marks, trade names, copyrights, domain names (in each case including all registrations and applications to register same), inventions, trade secrets, technology, know-how, and other intellectual property (collectively, the “Intellectual Property”) necessary for the conduct of Parent’s, the Company’s and the Significant Subsidiaries’ respective businesses as now conducted. Except as set forth in the Registration Statement, the Time of Sale Information and the Prospectus and except as would not, individually or in the aggregate, have a Material Adverse Effect, (i) Parent, the Company and the Significant Subsidiaries own, or have rights to use under license, all such Intellectual Property free and clear of all adverse claims, liens or other encumbrances; (ii) to the knowledge of Parent, there is no infringement, misappropriation or other violation by any third parties of any such Intellectual Property; (iii) there is no pending or, to the knowledge of Parent, threatened action, suit, proceeding or claim by any third party challenging Parent’s, the Company’s or the Significant Subsidiaries’ rights in or to any such Intellectual Property, and the Company and the Guarantors are unaware of any facts which would form a reasonable basis for any such claim, action, suit or proceeding; (iv) there is no pending or, to the knowledge of Parent, threatened action, suit, proceeding or claim by any third party challenging the validity, scope or enforceability of any such Intellectual Property, and the Company is unaware of any facts that would form a reasonable basis for any such claim, action, suit or proceeding; (v) there is no pending or, to the knowledge of Parent, threatened action, suit, proceeding or claim by any third party that Parent, the Company or any Significant Subsidiary infringes, misappropriates or otherwise violates any Intellectual Property rights of any third party, and Parent is unaware of any other fact which would form a reasonable basis for any such claim, action, suit or proceeding; and (vi) to the knowledge of Parent, there is no valid and subsisting patent or published patent application that would preclude Parent, the Company and the Significant Subsidiaries from practicing any Intellectual Property necessary for the conduct of Parent’s, the Company’s and the Significant Subsidiaries’ respective businesses as now conducted.

(t) Investment Company Act. Neither the Company nor any Guarantor is, and immediately after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Registration Statement, the Time of Sale Information and the Prospectus will be, an “investment company” within the meaning of the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission thereunder.

(u) Taxes. The Company and each of the Guarantors have filed all non-U.S., U.S. federal, state and local tax returns that are required to be filed or has requested extensions thereof (except in any case in which the failure so to file would not have a Material Adverse Effect and except as set forth in or contemplated in the Registration Statement, the Time of Sale Information and the Prospectus) and have paid all taxes required to be paid by it and any other assessment, fine or penalty levied against it, to the extent that any of the foregoing is due and payable, except for any such tax, assessment, fine or penalty that is currently being contested in good faith or which would not, individually or in the aggregate, have a Material Adverse Effect and except as set forth in or contemplated in the Registration Statement, the Time of Sale Information and the Prospectus (exclusive of any amendment or supplement thereto).

(v) Compliance with Environmental Laws. Parent, the Company and the Significant Subsidiaries are (i) in compliance with any and all applicable non-U.S., U.S. federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”); (ii) have received and are in compliance with all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses; and (iii) have not received notice of any actual or potential liability known to management of Parent under any Environmental Law, except where such non-compliance with Environmental Laws, failure to receive required permits, licenses or other approvals, or liability would not, individually or in the aggregate, have a Material Adverse Effect, or except as set forth in or contemplated in the Registration Statement, the Time of Sale Information and the Prospectus (exclusive of any amendment or supplement thereto). Except as set forth in the Registration Statement, the Time of Sale Information and the Prospectus, neither Parent, the Company nor any of the Significant Subsidiaries has been named as a “potentially responsible party” under the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended.

(w) Accounting Controls. Parent, the Company and each of the Significant Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences; and (v) the interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement fairly presents the information called for in all material respects.

(x) Compliance with Money Laundering Laws. The operations of Parent and its subsidiaries are and have been conducted at all times in compliance in all material respects with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”); and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving Parent or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of Parent, threatened.

(y) Insurance. Parent, the Company and the Significant Subsidiaries self-insure against losses relating to their properties, operations, personnel and businesses, and have insurance covering their respective directors and officers which, in the Company’s and the Guarantors’ reasonable belief, is in an amount and insures against such losses and risks as are adequate to protect such directors and officers and the Parent, the Company and the Significant Subsidiaries, and such policy is in full force and effect in all material respects, except where failure to maintain such policy would not reasonably be expected to result in a Material Adverse Effect and except as set forth in or contemplated in the Registration Statement, the Time of Sale Information and the Prospectus (exclusive of any amendment or supplement thereto).

(z) Compliance with OFAC. None of Parent, the Company or any of its Significant Subsidiaries or, to the knowledge of Parent, any director, officer, employee or affiliate of Parent, the Company or the Significant Subsidiaries is currently the target of any U.S. sanctions administered or enforced by the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”), the U.S. Department of State, the United Nations Security Council (“UNSC”), the European Union or the United Kingdom (collectively, “Sanctions”), nor is the Parent, Company or any of its Significant Subsidiaries located, organized or resident in a country or territory that is currently the subject of comprehensive Sanctions (currently, Crimea, the non-government controlled areas of the Zaporizhzhia and Kherson Regions of Ukraine, the so-called Donetsk People’s Republic, the so-called Luhansk People’s Republic and any other Covered Region of Ukraine as may be identified by the Secretary of the Treasury, in consultation with the Secretary of State, pursuant to Executive Order 14065, Cuba, Iran, North Korea and Syria). The Company and the Guarantors will not directly or, to the knowledge of Parent, indirectly use the proceeds of the offering of the Securities hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently the target of Sanctions or in any other manner that would result in a violation of Sanctions by any person participating in this Agreement.

(aa) No Unlawful Payments. Each of Parent and its subsidiaries and, to the knowledge of Parent, all directors, officers or employees of Parent or any of its subsidiaries (i) complies and have complied in all material respects with the Bribery Act 2010 of the United Kingdom, the OECD Convention on Bribery of Foreign Public Officials in International Business Transactions, the Foreign Corrupt Practices Act of

1977, as amended, and the rules and regulations thereunder and (ii) with respect to Parent and its subsidiaries, have instituted and maintain and will continue to maintain policies and procedures designed to promote and ensure continued compliance with all applicable anti-bribery and anti-corruption laws.

(bb) No Registration Rights. Except as disclosed in the Registration Statement, the Time of Sale Information and the Prospectus, no person has the right to require Parent or any of its subsidiaries to register any securities for sale under the Securities Act by reason of the filing of the Registration Statement with the Commission or the issuance and sale of the Securities.

(cc) No Stabilization. Neither the Company nor any of the Guarantors has taken, directly or indirectly, any action designed to or that has constituted or that might reasonably be expected to cause or result, under the Exchange Act or otherwise, in stabilization or manipulation of the price of the Securities.

(dd) Sarbanes-Oxley Act. There is and has been no failure on the part of Parent or any of Parent’s directors or officers, in their capacities as such, to comply with any provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith (the “Sarbanes-Oxley Act”), including Section 402 related to loans and Sections 302 and 906 related to certifications.

(ee) Status under the Securities Act. Neither the Company nor any Guarantor is an ineligible issuer, and the Company and the Guarantors are well-known seasoned issuers, in each case as defined under the Securities Act, in each case at the times specified in the Securities Act in connection with the offering of the Securities.

(ff) Certain Statements. The statements in the Registration Statement, the Time of Sale Information and Prospectus under “Certain Tax Considerations” and, except for the Underwriter Information (as defined below), “Underwriting” fairly summarize the matters therein described in all material respects.

(gg) Stamp Taxes. There are no stamp or other issuance or transfer taxes or duties or other similar fees or charges required to be paid by or on behalf of the Underwriters in Luxembourg or Ireland or any political subdivision or taxing authority thereof in connection with the execution and delivery of the Transaction Documents or the offer or sale of the Securities, except in the case of voluntary registration of the Transaction Documents in Luxembourg and/or the registration of the Transaction Documents in Luxembourg, which will be required where such documents are physically attached (annexé(s)) to a public deed or to any other document subject to mandatory registration, in which case either a nominal registration duty or an ad valorem duty (of, for instance, 0.24 (zero point twenty four) percent of the amount of the payment obligation mentioned in the document so registered) will be payable depending on the nature of the document to be registered.

(hh) No Withholding Tax. All payments to be made by the Company or the Guarantors to the Underwriters on or by virtue of the execution delivery, performance or enforcement of the Transaction Documents and, except as disclosed in each of the Time of Sale Information and the Prospectus, all interest, principal, premium, if any, additional amounts, if any, and other payments under the Transaction Documents, under the current laws and regulations of the United States of America, Luxembourg or Ireland, any political subdivision thereof or any applicable taxing jurisdiction (each, a “Taxing Jurisdiction”), will not be subject to withholding, duties, levies, deductions, charges or other taxes under the current laws and regulations of the Taxing Jurisdiction and are otherwise payable free and clear of any other withholding, duty, levy, deduction, charge or other tax in the Taxing Jurisdiction and without the necessity of obtaining any governmental authorization in the Taxing Jurisdiction.

(ii) No Immunity. Neither Parent nor any of its subsidiaries nor any of its or their properties or assets has any immunity from the jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution or otherwise) under the laws of Luxembourg or Ireland.

(jj) Cybersecurity; Data Protection. Except as would not, individually or in the aggregate, have a Material Adverse Effect, (i) the Parent’s, the Company’s and the Significant Subsidiaries’ information technology, computers, systems, networks, hardware, software and databases (collectively, “IT Systems”) are adequate for, and operate and perform in all material respects as required in connection with the operation of the business of the Parent, the Company and the Significant Subsidiaries as currently conducted, free and clear of all material bugs, errors, defects, Trojan horses, time bombs, malware and other corruptants; (ii) the Parent, the Company and the Significant Subsidiaries have implemented and maintained commercially reasonable controls, policies, procedures, and safeguards to maintain and protect their material confidential information and the integrity, continuous operation, redundancy and security of all IT Systems and data (including all personal, personally identifiable, sensitive, confidential or regulated data (“Data”)) used in connection with their businesses; (iii) to the knowledge of the Parent, there has been no breach, unauthorized use or access or compromise of any IT Systems; and (iv) the Parent, the Company and the Significant Subsidiaries are presently in material compliance with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations applicable, in each case, to the Parent, the Company and the Significant Subsidiaries relating to the security of IT Systems and Data and to the protection of such IT Systems and Data from unauthorized use, access, misappropriation or modification.

(kk) Privacy. Except as would not, individually or in the aggregate, have a Material Adverse Effect, (i) the Parent, the Company and the Significant Subsidiaries have complied, and are presently in compliance, in all material respects, with all applicable state, federal and international data privacy and security laws and regulations, including without limitation, to the extent applicable, the U.S. Health

Insurance Portability and Accountability Act of 1996 (“HIPAA”) and the European Union General Data Protection Regulation (“GDPR”) (EU 2016/679) (collectively, the “Data Security Obligations”); (ii) neither the Parent, the Company nor the Significant Subsidiaries has received any notification of or complaint regarding, and are aware of any other facts that, individually or in the aggregate, would reasonably indicate non-compliance by the Parent, the Company and the Significant Subsidiaries with any Data Security Obligation; (iii) there is no pending, or to the knowledge of the Parent, threatened, action, suit or proceeding by or before any applicable court or governmental agency, authority or body alleging non-compliance by the Parent, the Company and the Significant Subsidiaries with any Data Security Obligation; (iv) to ensure compliance with the Data Security Obligations, the Parent, the Company and the Significant Subsidiaries have taken steps reasonably designed to ensure compliance in all material respects with their policies and procedures relating to data privacy and security and the use, collection, storage, disclosure or other processing of Data that is subject to the Data Security Obligations (the “Policies”) to protect such Data against loss and unauthorized access, use, modification, disclosure or other misuse; and (v) the Parent, the Company and the Significant Subsidiaries have made all disclosures of their then-current Policies to users or customers required by applicable laws and regulatory rules or requirements, and none of such disclosures made or contained in any Policy have, to the knowledge of the Parent, been inaccurate or in violation of any applicable laws and regulatory rules or requirements.

(ll) Submission to Jurisdiction. The Company and each of the Guarantors have the power to submit, and pursuant to Section 15(e) of this Agreement and Section 1.12 of the Indenture have legally, validly, effectively and irrevocably submitted, to the exclusive jurisdiction of the courts specified therein; and have the power to designate, appoint and empower, and pursuant to Section 15(e) of this Agreement and Section 1.12 of the Indenture, have legally, validly and effectively designated, appointed and empowered an agent for service of process in any suit or proceeding based on or arising under this Agreement or the Indenture, as applicable, in any court specified therein.

4. Further Agreements of the Company and the Guarantors. The Company and each of the Guarantors, jointly and severally, covenant and agree with each Underwriter that:

(a) Required Filings. The Company and the Guarantors will file the final Prospectus with the Commission within the time periods specified by Rule 424(b) and Rule 430A, 430B or 430C under the Securities Act, will file any Issuer Free Writing Prospectus (including the term sheet in the form of Annex B hereto) to the extent required by Rule 433 under the Securities Act; and will file promptly all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of the Prospectus and for so long as the delivery of a prospectus is required in connection with the offering or sale of the Securities; and the Company will furnish copies of the Prospectus and each Issuer Free Writing Prospectus (to the extent not previously delivered) to the Underwriters in New York City as soon as available on the business day next succeeding the date of this Agreement, in such quantities as the Representatives may reasonably request. The Company will pay the registration fees for this offering within the time period required by Rule 456(b)(1)(i) under the Securities Act (without giving effect to the proviso therein) and in any event prior to the Closing Date.

(b) Delivery of Copies. The Company will deliver, without charge, to each Underwriter, including to each of the Representatives, (i) a conformed copy of the Registration Statement as originally filed and each amendment thereto, in each case including all exhibits and consents filed therewith and (ii) during the Prospectus Delivery Period (as defined below), as many copies of the Prospectus (including all amendments and supplements thereto and documents incorporated by reference therein) and each Issuer Free Writing Prospectus as the Representatives may reasonably request. As used herein, the term “Prospectus Delivery Period” means such period of time after the first date of the public offering of the Securities as in the opinion of counsel for the Underwriters a prospectus relating to the Securities is required by law to be delivered (or required to be delivered but for Rule 172 under the Securities Act) in connection with sales of the Securities by any Underwriter or dealer.

(c) Amendments or Supplements; Issuer Free Writing Prospectuses. Before making, preparing, using, authorizing, approving, referring to or filing any Issuer Free Writing Prospectus, and before filing any amendment or supplement to the Registration Statement or the Prospectus, whether before or after the time that the Registration Statement becomes effective the Company will furnish to the Representatives and counsel for the Underwriters a copy of the proposed Issuer Free Writing Prospectus, amendment or supplement for review and will not make, prepare, use, authorize, approve, refer to or file any such Issuer Free Writing Prospectus or file any such proposed amendment or supplement to which the Representatives reasonably object.

(d) Notice to the Representatives. The Company will advise the Representatives promptly, and confirm such advice in writing, (i) when any amendment to the Registration Statement has been filed or becomes effective; (ii) when any supplement to the Prospectus or any amendment to the Prospectus or any Issuer Free Writing Prospectus has been filed; (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or the receipt of any comments from the Commission relating to the Registration Statement or any other request by the Commission for any additional information; (iv) of the issuance by the Commission of any order suspending the effectiveness of the Registration Statement or preventing or suspending the use of any Preliminary Prospectus or the Prospectus or the initiation or threatening of any proceeding for that purpose or pursuant to Section 8A of the Securities Act; (v) of the occurrence of any event within the Prospectus Delivery Period as a result of which the Prospectus, the Time of Sale Information or any Issuer Free Writing Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances existing when the Prospectus, the Time of Sale Information or any such Issuer Free Writing Prospectus is delivered to a purchaser, not misleading; (vi) of the receipt by the Company or any Guarantor of any notice of objection of the Commission to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Securities Act; and (vii) of the receipt by the Company or any Guarantor of any notice with respect to any suspension of the qualification of the Securities for offer and sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and the Company and the Guarantors will use their reasonable best efforts to prevent the issuance of any such order suspending the effectiveness of the Registration Statement, preventing or suspending the use of any Preliminary Prospectus or the Prospectus or suspending any such qualification of the Securities and, if any such order is issued, will obtain as soon as possible the withdrawal thereof.

(e) Time of Sale Information. If at any time prior to the Closing Date (i) any event shall occur or condition shall exist as a result of which the Time of Sale Information as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading or (ii) it is necessary to amend or supplement the Time of Sale Information to comply with law, the Company will immediately notify the Underwriters thereof and forthwith prepare and, subject to paragraph (c) above, file with the Commission (to the extent required) and furnish to the Underwriters and to such dealers as the Representatives may designate, such amendments or supplements to the Time of Sale Information as may be necessary so that the statements in the Time of Sale Information as so amended or supplemented will not, in the light of the circumstances, be misleading or so that the Time of Sale Information will comply with law.

(f) Ongoing Compliance. If during the Prospectus Delivery Period (i) any event shall occur or condition shall exist as a result of which the Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances existing when the Prospectus is delivered to a purchaser, not misleading or (ii) it is necessary to amend or supplement the Prospectus to comply with law, the Company will immediately notify the Underwriters thereof and forthwith prepare and, subject to paragraph (c) above, file with the Commission and furnish to the Underwriters and to such dealers as the Representatives may designate, such amendments or supplements to the Prospectus as may be necessary so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances existing when the Prospectus is delivered to a purchaser, be misleading or so that the Prospectus will comply with law.

(g) Blue Sky Compliance. The Company will qualify the Securities for offer and sale under the securities or Blue Sky laws of such jurisdictions as the Representatives shall reasonably request and will continue such qualifications in effect so long as required for the distribution of the Securities; provided that neither the Company nor any of the Guarantors shall be required to (i) qualify as a foreign corporation or other entity or as a dealer in securities in any such jurisdiction where it would not otherwise be required to so qualify, (ii) file any general consent to service of process in any such jurisdiction or (iii) subject itself to taxation in any such jurisdiction if it is not otherwise so subject.

(h) Earning Statement. Parent will make generally available to its security holders and the Representatives as soon as practicable an earning statement that satisfies the provisions of Section 11(a) of the Securities Act and Rule 158 of the Commission promulgated thereunder covering a period of at least twelve months beginning with the first fiscal quarter of Parent occurring after the “effective date” (as defined in Rule 158) of the Registration Statement.

(i) Clear Market. During the period from the date hereof through and including the Closing Date, the Company and each of the Guarantors will not, without the prior written consent of the Representatives, offer, sell, contract to sell or otherwise dispose of any debt securities issued or guaranteed by the Company or any of the Guarantors and having a tenor of more than one year.

(j) Use of Proceeds. The Company will apply the net proceeds from the sale of the Securities as described in the Registration Statement, the Time of Sale Information and the Prospectus under the heading “Use of Proceeds.”

(k) No Stabilization. None of the Company or any of the Guarantors will take, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the Securities.

(l) Record Retention. The Company will, pursuant to reasonable procedures developed in good faith, retain copies of each Issuer Free Writing Prospectus that is not filed with the Commission in accordance with Rule 433 under the Securities Act.

(m) Tax Indemnity. The Company and each of the Guarantors, jointly and severally, further agree to indemnify and hold harmless the Underwriters against any documentary, stamp, registration, sales, transaction or similar issuance tax, including any interest and penalties, on the creation, issue and sale of the Securities, and on the execution, delivery, performance and enforcement of the Transaction Documents. The Company and each of the Guarantors agree with each of the Underwriters that all payments made to the Underwriters under the Transaction Documents shall be without withholding or deduction for or on account of any present or future taxes, duties or governmental charges whatsoever imposed by any Taxing Jurisdiction, unless the Company or any such Guarantor, as the case may be, is compelled by law to deduct or withhold such taxes, duties or charges. In that event, the Company or such Guarantor, as the case may be, shall pay such additional amounts as may be necessary in order that the net amounts received by each Underwriter after such withholding or deduction will equal the amounts that would have been received if no withholding or deduction has been made, except to the extent that such taxes, duties or charges (a) were imposed due to some connection of an Underwriter with the Taxing Jurisdiction other than the mere entering into of this Agreement or receipt of payments hereunder or (b) would not have been imposed but for the failure of such Underwriter to comply with any reasonable certification, identification or other reporting requirements concerning the nationality, residence, identity or connection with the Taxing Jurisdiction of the Underwriter if such compliance is required or imposed by law as a precondition to an exemption from, or reduction in, such taxes, duties or other charges.

5. Certain Agreements of the Underwriters. Each Underwriter hereby represents and agrees that:

(a) It has not used and will not use, authorize use of, refer to, or participate in the planning for use of, any “free writing prospectus,” as defined in Rule 405 under the Securities Act (which term includes use of any written information furnished to the Commission by the Company or any Guarantor and not incorporated by reference into the Registration Statement and any press release issued by the Company or any Guarantor) other than (i) a free writing prospectus that, solely as a result of use by such underwriter, would not trigger an obligation to file such free writing prospectus with the Commission pursuant to Rule 433, (ii) any Issuer Free Writing Prospectus listed on Annex A or prepared pursuant to Section 3(c) or Section 4(c) above (including any electronic road show), or (iii) any free writing prospectus prepared by such underwriter and approved by the Company in advance in writing (each such free writing prospectus referred to in clauses (i) or (iii), an “Underwriter Free Writing Prospectus”). Notwithstanding the foregoing, the Underwriters may use a term sheet or term sheets substantially in the forms attached as Annex B hereto without the consent of the Company or any Guarantor; provided that any Underwriter using such term sheets shall notify the Company and provide a copy of any such term sheet or term sheets to the Company prior to the first use of such term sheet or term sheets.

(b) It is not subject to any pending proceeding under Section 8A of the Securities Act with respect to the offering (and will promptly notify the Company if any such proceeding against it is initiated during the Prospectus Delivery Period).

(c) It will abide by the offering restrictions as set forth on Schedule II hereto.

6. Conditions of Underwriters’ Obligations. The obligation of each Underwriter to purchase Securities on the Closing Date as provided herein is subject to the performance by the Company and each of the Guarantors of their respective covenants and other obligations hereunder and to the following additional conditions:

(a) Registration Compliance; No Stop Order. No order suspending the effectiveness of the Registration Statement shall be in effect, and no proceeding for such purpose, pursuant to Rule 401(g)(2) or pursuant to Section 8A under the Securities Act shall be pending before or threatened by the Commission; the Prospectus and each Issuer Free Writing Prospectus shall have been timely filed with the Commission under the Securities Act (in the case of an Issuer Free Writing Prospectus, to the extent required by Rule 433 under the Securities Act) and in accordance with Section 4(a) hereof; and all requests by the Commission for additional information shall have been complied with to the reasonable satisfaction of the Representatives.

(b) Representations and Warranties. The representations and warranties of the Company and each of the Guarantors contained herein shall be true and correct on the date hereof and on and as of the Closing Date; and the statements of the Company, the Guarantors and their respective officers made in any certificates delivered pursuant to this Agreement shall be true and correct on and as of the Closing Date.

(c) No Downgrade. Subsequent to the earlier of (A) the Time of Sale and (B) the execution and delivery of this Agreement, (i) no downgrading shall have occurred in the rating accorded the Securities or any other debt securities or preferred stock of or guaranteed by Parent or any of its subsidiaries by any “nationally recognized statistical rating organization,” as such term is defined by the Commission in Section 3(a)(62) of the Exchange Act and (ii) no such organization shall have publicly announced that it has under surveillance or review for possible downgrade to its rating of the Securities or of any other debt securities or preferred stock of or guaranteed by Parent or any of its subsidiaries.

(d) No Material Adverse Change. No event or condition of a type described in Section 3(g) hereof shall have occurred or shall exist, which event or condition is not described in the Time of Sale Information (excluding any amendment or supplement thereto) and the Prospectus (excluding any amendment or supplement thereto) and the effect of which in the judgment of the Representatives makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Securities on the terms and in the manner contemplated by this Agreement, the Time of Sale Information and the Prospectus.

(e) Officer’s Certificate. The Representatives shall have received on and as of the Closing Date a certificate of an executive officer of Parent who has specific knowledge of Parent’s financial matters and is satisfactory to the Representatives (i) confirming that such officer has carefully reviewed the Registration Statement, the Time of Sale Information and the Prospectus and, to the knowledge of such officer, the representations set forth in Sections 3(b) or 3(d) hereof are true and correct, (ii) confirming that the other representations and warranties of the Company and each of the Guarantors in this Agreement are true and correct and that the Company and each of the Guarantors has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date and (iii) confirming the matters set forth in paragraphs (a), (c) and (d) above.

(f) Comfort Letters. On the date of this Agreement and on the Closing Date, PricewaterhouseCoopers LLP shall have furnished to the Representatives, at the request of Parent, letters, dated the respective dates of delivery thereof and addressed to the Underwriters, in form and substance reasonably satisfactory to the Representatives, containing statements and information of the type customarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained or incorporated by reference in the Registration Statement, the Time of Sale Information and the Prospectus; provided that the letter delivered on the Closing Date shall use a “cut-off” date no more than three business days prior to the Closing Date.

(g) Opinions and 10b-5 Statement of Counsel for the Company and the Guarantors. (i) Wilmer Cutler Pickering Hale and Dorr LLP, counsel for the Company and the Guarantors, shall have furnished to the Representatives, at the request of the Company, their written opinion and 10b-5 Statement and (ii) Thomas L. Osteraas, in-house counsel for the Company and the Guarantors, (iii) A&L Goodbody, special Irish counsel for Parent and (iv) DLA Piper Luxembourg S.à r.l., special Luxembourg counsel for the Company, shall each have furnished to the Representatives, at the request of the Company, their written opinion, dated the Closing Date and addressed to the Underwriters, each in form and substance reasonably satisfactory to the Representatives.

(h) Opinion and 10b-5 Statement of Counsel for the Underwriters. The Representatives shall have received on and as of the Closing Date a written opinion and 10b-5 Statement of Davis Polk & Wardwell LLP, counsel for the Underwriters, with respect to such matters as the Representatives may reasonably request, and such counsel shall have received such documents and information as they may reasonably request to enable them to pass upon such matters.

(i) No Legal Impediment to Issuance. No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any federal, state or foreign governmental or regulatory authority that would, as of the Closing Date, prevent the issuance or sale of the Securities or the issuance of the Guarantees; and no injunction or order of any federal, state or foreign court shall have been issued that would, as of the Closing Date, prevent the issuance or sale of the Securities or the Guarantees.

(j) Good Standing. The Representatives shall have received on and as of the Closing Date satisfactory evidence of the good standing of the Company and the Guarantors, in their respective jurisdictions of organization and their good standing in such other jurisdictions as the Representatives may reasonably request, in each case in writing or any standard form of telecommunication from the appropriate governmental authorities of such jurisdictions.

(k) Clearance and Settlement. The Securities shall be eligible for clearance and settlement through the facilities of DTC.

(l) Supplemental Indenture. The Company shall have executed and delivered the Supplemental Indenture and the Underwriters shall have received executed copies thereof.

(m) Additional Documents. On or prior to the Closing Date, the Company and the Guarantors shall have furnished to the Representatives such further certificates and documents as the Representatives may reasonably request.

All opinions, letters, certificates and evidence mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Underwriters.

7. Indemnification and Contribution.

(a) Indemnification of the Underwriters. The Company and each of the Guarantors, jointly and severally, agree to indemnify and hold harmless each Underwriter, its affiliates, directors and officers and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, legal fees and other expenses incurred in connection with any suit, action or proceeding or any claim asserted, as such fees and expenses are incurred), joint or several, that arise out of, or are based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein, not misleading, or (ii) any untrue statement or alleged untrue statement of a material fact contained in the Preliminary Prospectus, the Prospectus (or any amendment or supplement thereto), any Issuer Free Writing Prospectus or any Time of Sale Information, or caused by any omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, in each case except insofar as such losses, claims, damages or liabilities arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use therein.

(b) Indemnification of the Company and the Guarantors. Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, the Guarantors, each of their respective directors, officers who signed the Registration Statement and each person, if any, who controls the Company or any of the Guarantors within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the indemnity set forth in paragraph (a) above, but only with respect to any losses, claims, damages or liabilities that arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to such Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use in the Registration Statement, the Prospectus (or any amendment or supplement thereto), any Issuer Free Writing Prospectus or any Time of Sale Information, it being understood and agreed that the only such information consists of the following: the second, third and fourth sentences of the third paragraph in the text under the caption “Underwriting” in the Preliminary Prospectus and the Prospectus concerning the terms of the offering, including the concession and reallowance to certain dealers, by the Underwriters and the seventh and eighth paragraphs, and only with respect to the underwriters, of text under the caption “Underwriting” in the Preliminary Prospectus and the Prospectus relating to over-allotment and stabilization by the Underwriters (such information collectively the “Underwriter Information”).

(c) Notice and Procedures. If any suit, action, proceeding (including any governmental or regulatory investigation), claim or demand shall be brought or asserted against any person in respect of which indemnification may be sought pursuant to either paragraph (a) or (b) above, such person (the “Indemnified Person”) shall promptly notify the person against whom such indemnification may be sought (the “Indemnifying Person”) in writing; provided that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have under this Section 7 except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided, further, that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have to an Indemnified Person otherwise than under paragraphs (a) or (b) of this Section 7. If any such proceeding shall be brought or asserted against an Indemnified Person and it shall have notified the Indemnifying Person thereof, the Indemnifying Person shall retain counsel reasonably satisfactory to the Indemnified Person (who shall not, without the consent of the Indemnified Person, be counsel to the Indemnifying Person) to represent the Indemnified Person and any others entitled to indemnification pursuant to Section 7 that the Indemnifying Person may designate in such proceeding and shall pay the fees and expenses of such proceeding and shall pay the fees and expenses of counsel related to such proceeding, as incurred. In any such proceeding, any Indemnified Person shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless (i) the Indemnifying Person and the Indemnified Person shall have mutually agreed to the contrary; (ii) the Indemnifying Person has failed within a reasonable time to retain counsel reasonably satisfactory to the Indemnified Person; (iii) the Indemnified Person shall have reasonably concluded that there may be legal defenses available to it that are different from or in addition to those available to the Indemnifying Person; or (iv) the named parties in any such proceeding (including any impleaded parties) include both the Indemnifying Person and the Indemnified Person and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interest between them. It is understood and agreed that the Indemnifying Person shall not, in connection with any proceeding or related proceeding in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all Indemnified Persons, and that all such fees and expenses shall be reimbursed as they are incurred. Any such separate firm for any Underwriter, its affiliates, directors and officers and any control persons of such Underwriter shall be designated in writing by the Representatives and any such separate firm for the Company, the Guarantors, each of their respective directors, officers who signed the Registration Statement and any control persons of the Company and the Guarantors shall be designated in writing by the Company. The Indemnifying Person shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the Indemnifying Person agrees to indemnify each Indemnified Person from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an Indemnified Person shall have requested that an Indemnifying Person reimburse the Indemnified Person for fees and expenses of counsel as contemplated by this paragraph, the Indemnifying Person shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by the Indemnifying Person of such request and (ii) the Indemnifying Person shall not have reimbursed the Indemnified Person in accordance with such request prior to the date of such settlement. No Indemnifying Person shall, without the written consent of the Indemnified Person, effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Person is or could have been a party and indemnification could have been sought hereunder by such Indemnified Person, unless such settlement (x) includes an unconditional release of such Indemnified Person, in form and substance reasonably satisfactory to such Indemnified Person, from all liability on claims that are the subject matter of such proceeding and (y) does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of any Indemnified Person.

(d) Contribution. If the indemnification provided for in paragraphs (a) and (b) above is unavailable to an Indemnified Person or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each Indemnifying Person under such paragraph, in lieu of indemnifying such Indemnified Person thereunder, shall contribute to the amount paid or payable by such Indemnified Person as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Guarantors on the one hand and the Underwriters on the other from the offering of the Securities or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) but also the relative fault of the Company and the Guarantors on the one hand and the Underwriters on the other in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations.

The relative benefits received by the Company and the Guarantors on the one hand and the Underwriters on the other shall be deemed to be in the same respective proportions as the net proceeds (before deducting expenses) received by the Company from the sale of the Securities and the total underwriting discounts and commissions received by the Underwriters in connection therewith, in each case as set forth in the table on the cover of the Prospectus, bear to the aggregate offering price of the Securities. The relative fault of the Company and the Guarantors on the one hand and the Underwriters on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or any Guarantor or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

(e) Limitation on Liability. The Company, the Guarantors and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in paragraph (d) above. The amount paid or payable by an Indemnified Person as a result of the losses, claims, damages and liabilities referred to in paragraph (d) above shall be deemed to include, subject to the limitations set forth above, any legal or other expenses incurred by such Indemnified Person in connection with any such action or claim. Notwithstanding the provisions of this Section 7, in no event shall an Underwriter be required to contribute any amount in excess of the amount by which the total underwriting discounts and commissions received by such Underwriter with respect to the offering of the Securities exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations to contribute pursuant to this Section 7 are several in proportion to their respective purchase obligations hereunder and not joint.

(f) Non-Exclusive Remedies. The remedies provided for in this Section 7 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any Indemnified Person at law or in equity.

8. Effectiveness of Agreement. This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

9. Termination. This Agreement may be terminated in the absolute discretion of the Representatives, by notice to the Company, if after the execution and delivery of this Agreement and prior to the Closing Date (i) trading generally shall have been suspended or materially limited on the New York Stock Exchange or the Nasdaq Stock Market; (ii) trading of any securities issued or guaranteed by the Company or any of the Guarantors shall have been suspended on any exchange or in any over-the-counter market; (iii) a general moratorium on commercial banking activities shall have been declared by federal or New York State authorities; or (iv) there shall have occurred any outbreak or escalation of hostilities or any calamity or crisis, involving the United States, Ireland or Luxembourg, or any change in the United States or international financial markets, that, in the judgment of the Representatives, is material and adverse and makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Securities on the terms and in the manner contemplated by this Agreement, the Time of Sale Information and the Prospectus.

10. Defaulting Underwriter. (a) If, on the Closing Date, any Underwriter defaults on its obligation to purchase the Securities that it has agreed to purchase hereunder, the non-defaulting Underwriters may in their discretion arrange for the purchase of such Securities by other persons satisfactory to the Company on the terms contained in this Agreement. If, within 36 hours after any such default by any Underwriter, the non-defaulting Underwriters do not arrange for the purchase of such Securities, then the Company shall be entitled to a further period of 36 hours within which to procure other persons satisfactory to the non-defaulting Underwriters to purchase such Securities on such terms. If other persons become obligated or agree to purchase the Securities of a defaulting Underwriter, either the non-defaulting Underwriters or the Company may postpone the Closing Date for up to five full business days in order to effect any changes that in the opinion of counsel for the Company or counsel for the Underwriters may be necessary in the Registration Statement, the Time of Sale Information and the Prospectus or in any other document or arrangement, and the Company agrees to promptly prepare any amendment or supplement to the Registration Statement, the Time of Sale Information and the Prospectus that effects any such changes. As used in this Agreement, the term “Underwriter” includes, for all purposes of this Agreement unless the context otherwise requires, any person not listed in Schedule I hereto that, pursuant to this Section 10, purchases Securities that a defaulting Underwriter agreed but failed to purchase.

(b) If, after giving effect to any arrangements for the purchase of the Securities of a defaulting Underwriter or Underwriters by the non-defaulting Underwriters and the Company as provided in paragraph (a) above, the aggregate principal amount of such Securities that remains unpurchased does not exceed one-eleventh of the aggregate principal amount of all the Securities, then the Company shall have the right to require each non-defaulting Underwriter to purchase the principal amount of Securities that such Underwriter agreed to purchase hereunder plus such Underwriter’s pro rata share (based on the principal amount of Securities that such Underwriter agreed to purchase hereunder) of the Securities of such defaulting Underwriter or Underwriters for which such arrangements have not been made.

(c) If, after giving effect to any arrangements for the purchase of the Securities of a defaulting Underwriter or Underwriters by the non-defaulting Underwriters and the Company as provided in paragraph (a) above, the aggregate principal amount of such Securities that remains unpurchased exceeds one-eleventh of the aggregate principal amount of all the Securities, or if the Company shall not exercise the right described in paragraph (b) above, then this Agreement shall terminate without liability on the part of the non-defaulting Underwriters. Any termination of this Agreement pursuant to this Section 10 shall be without liability on the part of the Company or the Guarantors, except that the Company and the Guarantors will continue to be liable for the payment of expenses as set forth in Section 11 hereof and except that the provisions of Section 7 hereof shall not terminate and shall remain in effect.

(d) Nothing contained herein shall relieve a defaulting Underwriter of any liability it may have to the Company, the Guarantors or any non-defaulting Underwriter for damages caused by its default.

(e) Notwithstanding the foregoing, for purposes of this Section 10, each series of Securities issued pursuant to the Indenture shall be treated as a separate series, and this Section 10 shall apply to each series as if this Underwriting Agreement applied solely to such series.

11. Payment of Expenses. (a) Whether or not the transactions contemplated by this Agreement are consummated or this Agreement is terminated, the Company and each of the Guarantors, jointly and severally, agree to pay or cause to be paid all costs and expenses incident to the performance of their respective obligations hereunder, including without limitation, (i) the costs incident to the authorization, issuance, sale, preparation and delivery of the Securities and any taxes payable in that connection; (ii) the costs incident to the preparation, printing and filing under the Securities Act of the Registration Statement, the Preliminary Prospectus, any Issuer Free Writing Prospectus, any Time of Sale Information and the Prospectus (including all exhibits, amendments and supplements thereto) and the distribution thereof; (iii) the costs of reproducing and distributing each of the Transaction Documents; (iv) the fees and expenses of the Company’s and the Guarantors’ counsel and independent accountants; (v) the fees and expenses incurred in connection with the registration or qualification and determination of eligibility for investment of the Securities under the laws of such jurisdictions as the Representatives may designate and the preparation, printing and distribution of a Blue Sky Memorandum (including the reasonable related fees and expenses of counsel for the Underwriters); (vi) any fees charged by rating agencies for rating the Securities; (vii) the fees and expenses of the Trustee and any paying agent (including related fees and expenses of any counsel to such parties and all fees and expenses incurred by the Company or the Guarantors in connection with the approval of the Securities for “book-entry” transfer by DTC); (viii) all expenses and application fees incurred in connection with any filing with, and clearance of the offering by, the Financial Industry Regulatory Authority, Inc.; and (ix) all expenses incurred by the Company in connection with any “road show” presentation to potential investors. Except as provided in this Section 11 and in Section 7, the Underwriters shall be responsible for paying their own expenses, including the fees and disbursements of their counsel.

(b) If (i) this Agreement is terminated pursuant to Section 9, (ii) the Company for any reason fails to tender the Securities for delivery to the Underwriters or (iii) the Underwriters decline to purchase the Securities for any reason permitted under this Agreement, the Company and each of the Guarantors, jointly and severally, agree to reimburse the Underwriters for all out-of-pocket costs and expenses (including the fees and expenses of their counsel) reasonably incurred by the Underwriters in connection with this Agreement and the offering contemplated hereby.

12. Persons Entitled to Benefit of Agreement. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and any controlling persons referred to herein, and the affiliates of each Underwriter referred to in Section 7 hereof. Nothing in this Agreement is intended or shall be construed to give any other person any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein. No purchaser of Securities from any Underwriter shall be deemed to be a successor merely by reason of such purchase.

13. Survival. The respective indemnities, rights of contribution, representations, warranties and agreements of the Company, the Guarantors and the Underwriters contained in this Agreement or made by or on behalf of the Company, the Guarantors or the Underwriters pursuant to this Agreement or any certificate delivered pursuant hereto shall survive the delivery of and payment for the Securities and shall remain in full force and effect, regardless of any termination of this Agreement or any investigation made by or on behalf of the Company, the Guarantors or the Underwriters.

14. Certain Defined Terms. For purposes of this Agreement, (a) except where otherwise expressly provided, the term “affiliate” has the meaning set forth in Rule 405 under the Securities Act; (b) the term “business day” means any day other than a day on which banks are permitted or required to be closed in New York City; (c) the term “subsidiary” has the meaning set forth in Rule 405 under the Securities Act; and (d) the term “significant subsidiary” has the meaning set forth in Rule 1-02 of Regulation S-X under the Exchange Act, as applied at the end of the Company’s most recently completed fiscal quarter.

15. Miscellaneous. (a) Authority of the Representatives. Any action by the Underwriters hereunder may be taken by the Representatives on behalf of the Underwriters, and any such action taken by the Representatives shall be binding upon the Underwriters.

(b) Patriot Act. In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Underwriters are required to obtain, verify and record information that identifies their respective clients, including the Company and the Guarantors, which information may include the name and address of their respective clients, as well as other information that will allow the Underwriters to properly identify their respective clients.

(c) Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted and confirmed by any standard form of telecommunication. Notices to the Underwriters shall be given to Barclays Capital Inc., 745 Seventh Avenue, New York, New York 10019, Attention: Syndicate Registration (Facsimile: (646) 834-8133), J.P. Morgan Securities LLC, 383 Madison Avenue, New York, New York 10179 (Facsimile: (212) 834-6081), Attention: Investment Grade Syndicate Desk and Mizuho Securities USA LLC, 1271 Avenue of the Americas, New York, New York 10020 (Facsimile: (212) 205-7812), Attention: Debt Capital Markets.

Notices to the Company and the Guarantors shall be given to Medtronic, Inc. at 710 Medtronic Parkway NE LC400, Minneapolis, Minnesota 55432-5604, Attention: Thomas L. Osteraas, Esq., Principal Legal Counsel, Corporate & Securities.

(d) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

(e) Consent to Jurisdiction. Any legal suit, action or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby (“Related Proceedings”) shall be instituted in the federal courts of the United States of America located in the City and County of New York or the courts of the State of New York in each case located in the City and County of New York (collectively, the “Specified Courts”), and each of the Company, the Guarantors and the other parties hereto irrevocably submits to the exclusive jurisdiction (except for suits, actions, or proceedings instituted in regard to the enforcement of a judgment of any Specified Court in a Related Proceeding, as to which such jurisdiction is non-exclusive) of the Specified Courts in any Related Proceeding. Each of the Company and the Guarantors irrevocably appoints Corporation Service Company, with offices at 80 State Street, Albany, New York 12207-2543, United States, as its agent for service of process or other legal summons for purposes of any Related Proceeding. Service of any process, summons, notice or document by mail to such party’s address set forth in paragraph (c) above shall be effective service of process for any Related Proceeding brought in any Specified Court. The Company, the Guarantors and the other parties hereto irrevocably and unconditionally waive any objection to the laying of venue of any Specified Proceeding in the Specified Courts and irrevocably and unconditionally waives and agrees not to plead or claim in any Specified Court that any Related Proceeding brought in any Specified Court has been brought in an inconvenient forum.

(f) Waiver of Immunity. To the extent that the Company or any Guarantor has or hereafter may acquire any immunity (sovereign or otherwise) from jurisdiction of any court of (i) Luxembourg or Ireland or any political subdivision thereof, (ii) the United States, the State of Minnesota or the State of New York, (iii) any jurisdiction in which they own or lease property or assets or from any legal process (whether through service of notice, attachment prior to judgment, attachment in aid of execution, execution, set- off or otherwise) with respect to themselves or their respective property and assets or this Agreement, the Company and each Guarantor hereby irrevocably waive such immunity in respect of their obligations under this Agreement to the fullest extent permitted by applicable law.

(g) Judgment Currency. If for the purposes of obtaining judgment in any court it is necessary to convert a sum due hereunder into any currency other than United States dollars, the parties to this Agreement agree, to the fullest extent permitted by law, that the rate of exchange used shall be the rate at which in accordance with normal banking procedures the purchasers could purchase United States dollars with such other currency in New York City on the business day preceding that on which final judgment is given. The obligation of the Company and the Guarantors with respect to any sum due from it to any Underwriter or controlling person of such Underwriter shall, notwithstanding any judgment in a currency other than United States dollars, not be discharged until the first business day following receipt by such Underwriter or controlling person of such Underwriter of any sum in such other currency, and only to the extent that such Underwriter or controlling person of such Underwriter may in accordance with normal banking procedures purchase United States dollars with such other currency. If the United States dollars so purchased are less than the sum originally due to such Underwriter or controlling person of such Underwriter hereunder, the Company and the Guarantors, jointly and severally, agree, as a separate obligation and notwithstanding any such judgment, to indemnify such Underwriter or controlling person of such Underwriter against such loss. If the United States dollars so purchased are greater than the sum originally due to such Underwriter or controlling person of such Underwriter hereunder, such Underwriter or controlling person of such Underwriter agrees to pay to the Company or a Guarantor, as applicable, an amount equal to the excess of the dollars so purchased over the sum originally due to such Underwriter or controlling person of such Underwriter hereunder.

(h) Waiver of Jury Trial. Each of the parties hereto hereby waives any right to trial by jury in any suit or proceeding arising out of or relating to this Agreement.

(i) Counterparts. This Agreement may be signed in counterparts, each of which shall be an original and all of which together shall constitute one and the same instrument. Counterparts may be delivered via facsimile, electronic mail (including any electronic signature covered by the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other applicable law, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

(j) Amendments or Waivers. No amendment or waiver of any provision of this Agreement, nor any consent or approval to any departure therefrom, shall in any event be effective unless the same shall be in writing and signed by the parties hereto.

(k) Headings. The headings herein are included for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

(l) Recognition of the U.S. Special Resolution Regimes.

(i) In the event that any Underwriter that is a Covered Entity (as defined below) becomes subject to a proceeding under a U.S. Special Resolution Regime (as defined below), the transfer from such Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(ii) In the event that any Underwriter that is a Covered Entity or a BHC Act Affiliate (as defined below) of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights (as defined below) under this Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

As used in this Section 15(l), “BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k); “Covered Entity” means any of the following (A) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (B) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (C) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b); “Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable; and “U.S. Special Resolution Regime” means each of (x) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (y) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

[Signature Pages Follow]

If the foregoing is in accordance with your understanding, please indicate your acceptance of this Agreement by signing in the space provided below.

Very truly yours,

MEDTRONIC GLOBAL HOLDINGS S.C.A., a Luxembourg corporate partnership limited by shares (société en commandite par actions) represented by Medtronic Global Holdings GP S.à r.l. its general partner, in turn acting by

By	/s/ Erik De Gres
Name: Erik De Gres
Title: Managing Director and authorized signatory

MEDTRONIC PUBLIC LIMITED COMPANY

By	/s/ Jason Bristow
Name: Jason Bristow
Title: Senior Vice President & Treasurer

MEDTRONIC, INC.

By	/s/ Jason Bristow
Name: Jason Bristow
Title: Senior Vice President & Treasurer

[Signature Page to Medtronic Global Holdings Underwriting Agreement]

Accepted: March 23, 2023

Barclays Capital Inc.

J.P. Morgan Securities LLC

Mizuho Securities USA LLC

[Signature Page to Medtronic Global Holdings Underwriting Agreement]

BARCLAYS CAPITAL INC.

By:	/s/ James Gutow
Name:	James Gutow
Title:	Managing Director

[Signature Page to Medtronic Global Holdings Underwriting Agreement]

J.P. MORGAN SECURITIES LLC

By:	/s/ Robert Bottamedi
Name:	Robert Bottamedi
Title:	Executive Director

[Signature Page to Medtronic Global Holdings Underwriting Agreement]

MIZUHO SECURITIES USA LLC

By:	/s/ Joseph Santaniello
Name:	Joseph Santaniello
Title:	Director

[Signature Page to Medtronic Global Holdings Underwriting Agreement]

Schedule I

Underwriters	Aggregate Principal Amount of Securities to be Purchased
	2028 Notes	2033 Notes
Barclays Capital Inc.	$266,670,000	$266,670,000
J.P. Morgan Securities LLC	$266,670,000	$266,670,000
Mizuho Securities USA LLC	$266,660,000	$266,660,000
BofA Securities, Inc.	$40,000,000	$40,000,000
Citigroup Global Markets Inc.	$40,000,000	$40,000,000
Goldman Sachs & Co. LLC	$40,000,000	$40,000,000
Academy Securities, Inc.	$20,000,000	$20,000,000
Guzman & Company	$20,000,000	$20,000,000
Loop Capital Markets LLC	$20,000,000	$20,000,000
R. Seelaus & Co., LLC	$20,000,000	$20,000,000
Total	$1,000,000,000	$1,000,000,000

I-1

Schedule II

Offering Restrictions

European Economic Area

The Notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the European Economic Area (“EEA”). For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”); or (ii) a customer within the meaning of Directive (EU) 2016/97 (as amended, the “Insurance Distribution Directive”), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a qualified investor as defined in Regulation (EU) 2017/1129 (the “Prospectus Regulation”). Consequently no key information document required by Regulation (EU) No 1286/2014 (as amended, the “PRIIPs Regulation”) for offering or selling the Notes or otherwise making them available to retail investors in the EEA has been prepared and therefore offering or selling the Notes or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPs Regulation.

United Kingdom

The Notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the United Kingdom (“U.K.”). For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client, as defined in point (8) of Article 2 of Regulation (EU) No 2017/565 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018 (“EUWA”); (ii) a customer within the meaning of the provisions of the Financial Services and Markets Act 2000 (“FSMA”) and any rules or regulations made under the FSMA to implement Directive (EU) 2016/97, where that customer would not qualify as a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) No 600/2014 as it forms part of domestic law by virtue of the EUWA; or (iii) not a qualified investor as defined in Article 2 of Regulation (EU) 2017/1129 as it forms part of domestic law by virtue of the EUWA. Consequently no key information document required by Regulation (EU) No 1286/2014 as it forms part of domestic law by virtue of the EUWA (the “U.K. PRIIPs Regulation”) for offering or selling the Notes or otherwise making them available to retail investors in the U.K. has been prepared and therefore offering or selling the Notes or otherwise making them available to any retail investor in the U.K. may be unlawful under the U.K. PRIIPs Regulation.

Canada

The Notes may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the Notes must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if the prospectus supplement (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (“NI 33-105”), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

Hong Kong

The Notes may not be offered or sold by means of any document other than: (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32, Laws of Hong Kong), or (ii) to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder, or (iii) in other circumstances which do not result in the document being a “prospectus” within the meaning of the Companies Ordinance (Cap. 32, Laws of Hong Kong), and no advertisement, invitation or document relating to the Notes may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to Notes which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder.

Japan

The Notes have not been and will not be registered under the Financial Instruments and Exchange Law of Japan (Law No. 25 of 1948, as amended) (the Financial Instruments and Exchange Law) and each underwriter has agreed that it will not offer or sell any Notes, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Law and any other applicable laws, regulations and ministerial guidelines of Japan.

Singapore

The prospectus supplement and the accompanying prospectus have not been registered as a prospectus under the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”) with the Monetary Authority of Singapore. Accordingly, the prospectus supplement, the accompanying prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of any Notes may not be circulated or distributed, nor may any Notes be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor (as defined in Section 4A of the SFA (an “Institutional Investor”) under Section 274 of the SFA, (ii) to an accredited investor as defined in Section 4A of the SFA (an “Accredited Investor”) or other relevant person (as defined in Section 275(2) of the SFA) (a “Relevant Person”), or any person pursuant to Section 275(1A) of the SFA, and in accordance with the conditions specified in Section 275 of the SFA and (where applicable) Regulation 3 of the Securities and Futures (Classes of Investors) Regulations 2018, or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where any Notes are subscribed or purchased under Section 275 of the SFA by a relevant person which is:

•

a corporation (which is not an Accredited Investor) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an Accredited Investor; or

•	a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary is an Accredited Investor,

then securities or securities-based derivatives contracts (each term as defined in Section 2(1) of the SFA) of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferable for six months after that corporation or that trust has acquired the Notes under Section 275 of the SFA, except:

•

to an Institutional Investor under Section 274 of the SFA or to a Relevant Person, or to any person pursuant to Section 275(1A) (in the case of that corporation) or Section 276(4)(i)(B) (in the case of that trust), and in accordance with the conditions, specified in Section 275 of the SFA;

•	where no consideration is or will be given for the transfer; or

•	where the transfer is by operation of law.

Notice to Prospective Investors in Ireland

Any issuance or placement of the Notes must be in conformity with:

(a)

the provisions of the European Communities (Markets in Financial Instruments) Regulations 2007 (Nos. 1 to 3) (as amended, the “MiFID Regulations”) including, without limitation, Regulations 7 (Authorisation) and 152 (Restrictions on advertising) thereof, any codes of conduct made under the MiFID Regulations, and the provisions of the Investor Compensation Act 1998 (as amended);

(b)	the provisions of the Irish Companies Act, the Central Bank Acts 1942—2019 (as amended) and any codes of practice made under Section 117(1) of the Central Bank Act 1989 (as amended); and

(c)	the Market Abuse Regulation (EU 596/2014) (as amended) and any rules and guidance issued by the Central Bank of Ireland under Section 1370 of the Irish Companies Act (as amended).

Annex A

Time of Sale Information

1.	Preliminary Prospectus Supplement dated March 23, 2023

2.	Pricing Term Sheet dated March 23, 2023 in the form set forth on Annex B

A-1

Annex B

Medtronic Global Holdings S.C.A.

Pricing Term Sheet

March 23, 2023

Issuer:	Medtronic Global Holdings S.C.A.

Guarantors:	Medtronic plc and Medtronic, Inc.

Trade Date:	March 23, 2023

Settlement Date*:	T+5; March 30, 2023

Denominations:	$2,000 x $1,000

Expected Ratings (Moody’s/S&P) **:	A3 (Stable) / A (Stable)

Joint Bookrunners:	Barclays Capital Inc., J.P. Morgan Securities LLC and Mizuho Securities USA LLC

Senior Co-Managers:	BofA Securities, Inc., Citigroup Global Markets Inc. and Goldman Sachs & Co. LLC

Co-Managers:	Academy Securities, Inc., Guzman & Company, Loop Capital Markets LLC and R. Seelaus & Co., LLC

Principal Amount:	$1,000,000,000	$1,000,000,000

Title:	4.250% Senior Notes due 2028	4.500% Senior Notes due 2033

Security Type/Format:	Senior Notes/SEC Registered	Senior Notes/SEC Registered

Maturity Date:	March 30, 2028	March 30, 2033

Coupon:	4.250%	4.500%

Price to Public:	99.693%	99.380%

Yield to Maturity:	4.319%	4.578%

Spread to Benchmark Treasury:	87.5 bps	115 bps

Benchmark Treasury:	UST 4.000% due February 29, 2028	UST 3.500% due February 15, 2033

Benchmark Treasury Price and Yield:	102-16 / 3.444%	100-19 / 3.428%

Interest Payment Dates:	Semi-annually on March 30 and September 30 of each year, beginning on September 30, 2023	Semi-annually on March 30 and September 30 of each year, beginning on September 30, 2023

Day Count Convention:	30/360	30/360

Optional Redemption:

The issuer may redeem the 2028 Notes in whole or in part, at any time prior to February 29, 2028 (one month prior to their maturity date) at a redemption price equal to the greater of:

(i) 100% of the principal amount of the 2028 Notes being redeemed; and

The issuer may redeem the 2033 Notes in whole or in part, at any time prior to December 30, 2032 (three months prior to their maturity date) at a redemption price equal to the greater of:

(i) 100% of the principal amount of the 2033 Notes being redeemed; and

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(ii) the sum of the present values of the remaining scheduled payments of principal and interest on the 2028 Notes to be redeemed (excluding any portion of such payments of interest accrued and paid as of the date of redemption and assuming that the 2028 Notes matured on March 30, 2028), discounted to the redemption date on a semi-annual basis at the adjusted treasury rate, as described in the preliminary prospectus supplement, plus 15 basis points, plus, in each case, accrued and unpaid interest to, but not including, the date of redemption.

In addition, at any time on or after February 29, 2028 (one month prior to their maturity date), the issuer may at its option redeem the 2028 Notes, in whole or in part, at a redemption price equal to 100% of the principal amount of the 2028 Notes being redeemed, plus accrued and unpaid interest, if any, to, but not including, the date of redemption.

(ii) the sum of the present values of the remaining scheduled payments of principal and interest on the 2033 Notes to be redeemed (excluding any portion of such payments of interest accrued and paid as of the date of redemption and assuming that the 2033 Notes matured on March 30, 2033), discounted to the redemption date on a semi-annual basis at the adjusted treasury rate, as described in the preliminary prospectus supplement, plus 20 basis points, plus, in each case, accrued and unpaid interest to, but not including, the date of redemption.

In addition, at any time on or after December 30, 2032 (three months prior to their maturity date), the issuer may at its option redeem the 2033 Notes, in whole or in part, at a redemption price equal to 100% of the principal amount of the 2033 Notes being redeemed, plus accrued and unpaid interest, if any, to, but not including, the date of redemption.

CUSIP/ISIN:	58507L BB4 / US58507LBB45	58507l BB4 / US58507LBC28

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We expect to deliver the Notes against payment for the Notes on March 30, 2023, the fifth business day following the date of this pricing term sheet (“T+5”). Under Rule 15c6-1 of the Exchange Act, trades in the secondary market generally are required to settle in two business days, unless the parties to a trade expressly agree otherwise. Accordingly, purchasers who wish to trade Notes prior to the second business day preceding the settlement date will be required, by virtue of the fact that the Notes initially settle in T+5, to specify an alternate settlement arrangement at the time of any such trade to prevent a failed settlement.

**

An explanation of the significance of ratings may be obtained from the ratings agencies. Generally, ratings agencies base their ratings on such material and information, and such of their own investigations, studies and assumptions, as they deem appropriate. The security ratings above are not a recommendation to buy, sell or hold the securities offered hereby. The ratings may be subject to review, revision, suspension, reduction or withdrawal at any time by the rating agencies. Each of the security ratings above should be evaluated independently of any other security rating.

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer and the guarantors have filed with the SEC for more complete information about the issuer and the guarantors and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any guarantor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by contacting Barclays Capital Inc. at 1-888-603-5847, J.P. Morgan Securities LLC at 1-212-834-4533 (collect) and Mizuho Securities USA LLC at 1-866-271-7403.

This pricing term sheet supplements the preliminary form of prospectus supplement filed by Medtronic Global Holdings S.C.A. on March 23, 2023 relating to its prospectus dated March 3, 2023.

Any disclaimer or other notice that may appear below is not applicable to this communication and should be disregarded. Such disclaimer or notice was automatically generated as a result of this communication being sent by Bloomberg or another email system.

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